UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2026

YUNHONG GREEN CTI LTD.

(Exact name of registrant as specified in its charter)

Illinois	000-23115	36-2848943
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

22160 N. Pepper Road, Lake Barrington, IL 60010

(Address of principal executive offices) (Zip Code)

(847) 382-1000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	YHGJ	The Nasdaq Stock Market LLC (The Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On September 29, 2026, Yunhong Green CTI Ltd. (the “Company”) entered into a Conversion Restriction and Waiver Agreement (each, an “Agreement”) with each of (i) Wickbur Holdings LLC, the holder of all 130,000 outstanding shares of the Company’s Series E Convertible Preferred Stock and Common Stock Purchase Warrant No. E-1, and (ii) Agile Wisdom International Limited, the holder of all 70,000 outstanding shares of the Company’s Series F Convertible Preferred Stock and Common Stock Purchase Warrant No. F-1 (each, a “Holder”; such preferred stock, the “Preferred Stock”; and such warrants, the “Warrants”). The Company entered into the Agreements in connection with a proposed public offering of its Common Stock (the “Offering”).

Under each Agreement, the Holder has agreed not to convert its Preferred Stock, exercise its Warrant, or transfer either, other than to a permitted transferee that agrees to be bound by the Agreement, during a restricted period. The restricted period continues until 61 days after the Holder delivers written notice of termination, which the Holder may not deliver before the later of (i) the final closing or abandonment of the Offering and (ii) the second anniversary of the Agreement.

Each Holder has consented to the Offering under the applicable stock purchase agreement (each, a “Purchase Agreement”) and certificate of designation and has waived its piggyback registration rights with respect to the Offering. The Company has waived its right to require exercise of the Warrants during the restricted period. The Series F Agreement also prohibits the payment of dividends on the Series F Preferred Stock in shares of Common Stock during the restricted period.

The Agreements also amend the Purchase Agreements to conform the conversion provisions of the Preferred Stock to the applicable certificate of designation. Each Holder has released any claim arising from the conversion provisions previously stated in the applicable Purchase Agreement.

As consideration for the Holders’ agreements, the Company extended the expiration date of each Warrant from March 11, 2027 to March 11, 2029.

The foregoing description of the Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreements.

Item 5.08	Shareholder Nominations Pursuant to Exchange Act Rule 14a-11.

On October 1, 2026, the Board of Directors of the Company fixed December 30, 2026 as the date of the Company’s 2026 annual meeting of shareholders (the “Annual Meeting”), to be held at 9:00 a.m. Central Time. Because the date of the Annual Meeting is more than 30 calendar days from the anniversary of the Company’s 2025 annual meeting of shareholders, held on August 22, 2025, the Company is providing the following deadlines.

Director nominations under the bylaws. Under Article III, Section 2 of the Company’s Amended and Restated Bylaws, a shareholder’s notice of a director nomination for the Annual Meeting must be received by the Company’s Corporate Secretary at 22160 N. Pepper Road, Lake Barrington, Illinois 60010, no later than the close of business on October 15, 2026, the tenth day following public disclosure of the date of the Annual Meeting, and must comply with the requirements of the bylaws.

Rule 14a-19 notices. In addition, shareholders intending to solicit proxies in support of director nominees other than the Company’s nominees at the Annual Meeting must deliver the notice required by Rule 14a-19(b) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to the Company’s Corporate Secretary at the address above no later than October 31, 2026. Compliance with Rule 14a-19 does not relieve a shareholder of the requirements of the Company’s bylaws.

Rule 14a-8 proposals. Pursuant to Rule 14a-5(f) under the Exchange Act, the Company has set October 23, 2026 as the deadline for receipt of shareholder proposals submitted under Rule 14a-8 for inclusion in the Company’s proxy materials for the Annual Meeting, which the Company believes is a reasonable time before it begins to print and send its proxy materials. Proposals must be delivered to the Company’s Corporate Secretary at the address above and must comply with Rule 14a-8.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 5, 2026	YUNHONG GREEN CTI LTD.

	By:	/s/ Jana M. Schwan
	Name:	Jana M. Schwan
	Title:	Chief Executive Officer